UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dry Creek Drive, Suite 260

Longmont, Colorado 80503

(Address of principal executive offices, including zip code)

(303) 684-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2012, the Company announced that it has appointed Bert Turner as its new Senior Vice President of Sales effective June 1, 2012. Mr. Turner brings 16 years of corporate sales leadership to the Company with a unique set of skills well suited to helping scale sales organization and processes, and integrating future acquisitions. Most recently, Mr. Turner served as Vice President of America Sales, Strategy & Analysis, and Supply Chain with IHS, a leading global source of information and insight in energy, economics, geopolitical risk, environmental sustainability and supply chain management. At IHS, he managed a sales force operating across five separate industries, including energy, metals & mining, automotive, technology and manufacturing. Mr. Turner’s experience spans both government and commercial accounts in the United States and internationally, including developing markets in the Middle East, Asia and Latin America. He also led sales due diligence and integration initiatives for numerous acquisitions.

Also, on May 30, 2012, DigitalGlobe announced that Rafay Khan, Senior Vice President of Commercial Sales, will be leaving the Company effective this date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.

Date: May 30, 2012	By:	/s/ YANCEY L. SPRUILL
Yancey L. Spruill
Executive Vice President, Chief Financial Officer and Treasurer